Exhibit 99.1

Audited Financial Statements of Yowza for the fiscal year ended December 31, 2012.

Independent Auditor’s Report

Board of Directors and Stockholders

Spindle, Inc.

We have audited the accompanying financial statements of Y Dissolution, Inc., which comprise the balance sheets as of December 31, 2013 and 2012, and the related statement of income, changes in stockholders’ deficit, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Y Dissolution, Inc. as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ L.L. Bradford

Las Vegas, Nevada

March 21, 2014

Y Dissolution, Inc.
Balance Sheets

	December 31,
	2013	2012
ASSETS
Current assets
Cash	$6,122	$132,291
Accounts receivable	2,928	13,719
Prepaid expenses	-	5,047
Total current assets	9,050	151,057

Fixed assets, net of accumulated depreciation of
accumulated depreciation of $3,784 and $1,652, respectively	8,499	6,886

Other assets:
Deferred financing costs	-	60,000
Deposits	-	1,100
Total other assets	-	61,100
TOTAL ASSETS	$17,549	$219,043

LIABILITIES AND STOCKHOLDERS’ (DEFICIT)
Current liabilities
Accounts payable and accrued expenses	$51,190	$44,706
Accrued interest	81,568	-
Convertible notes payable	366,767	60,000
Note payable	498,658	470,000
Total current liabilities	998,193	574,706

Stockholders’ (deficit)
Series A preferred stock, $0.0001 par value, 10,500,000 shares authorized, 6,171,008 shares issued and outstanding
as of December 31, 2013 and 2012	616	616
Common stock, $0.0001 par value, 40,000,000 shares authorized,
15,805,995 shares issued and outstanding as of
December 31, 2013 and 2012	1,581	1,581
Additional paid in capital	1,597,534	1,597,534
Accumulated deficit	(2,580,364)	(1,955,394)
	(980,634)	(355,663)
TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT)	$17,549	$219,043

The accompanying notes are an integral part of these financial statements.

Y Dissolution, Inc.
Statements of Operations

	The Years Ended
	December 31,
	2013	2012

Revenue:
Sales income	$153,306	$185,178
Cost of sales	23,372	33,029
Gross profit	129,934	152,149

Operating expenses:
General and administrative expenses	36,845	120,091
Consulting fees	96,857	300,680
Salaries and benefits	356,263	733,499
Marketing	37,840	87,622
Travel	25,421	33,517
Professional fees	59,892	58,355
Asset impairment	-	22,500
Total operating expenses	613,118	1,356,264

Net operating (loss)	(483,184)	(1,204,115)

Other income (expense):
Interest expense	(141,786)	(15,245)
Total other (expense)	141,786	(15,245)

Loss before provision for income tax	(624,970)	(1,219,360)

Provision for income taxes	-	-

Net (loss)	$(624,970)	(1,219,360)

Weighted average number of common shares outstanding	15,805,995	15,805,995
Net (loss) per share – basic and fully diluted	$(0.04)	$(0.08)

The accompanying notes are an integral part of these financial statements.

Y Dissolution, Inc.
Statement of Stockholders' Deficit
					Additional
	Series A Preferred		Common		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	(Deficit)	Total

Balance, December 31, 2011	6,171,008	$616	15,805,995	$1,581	$1,586,284	$(736,034)	$852,447
Warrants issued for financing	-	-	-	-	11,250	-	11,250
Net (loss)	-	-	-	-	-	(1,219,360)	(1,219,360)

Balance, December 31, 2012	6,171,008	616	15,805,995	1,581	1,597,534	(1.955.394)	(355,663)

Net loss	-	-	-	-	-	(624,970)	(624,970)

Balance, December 31, 2013	6,171,008	$616	15,906,995	$1,581	$1,597,534	$(2.580.364)	$(980,633)

The accompanying notes are an integral part of these financial statements.

Y Dissolution, Inc.
Statements of Cash Flows

	The Years Ended
	December 31,
	2013	2012

Cash flows from operating activities:
Net (loss)	$(624,970)	$(1,219,360)
Adjustments to reconcile net loss to net cash (used) by	33,029
operating activities:
Depreciation	2,132	1,652
Warrants issued for financing	-	11,250
Changes in operating assets and liabilities
Decrease (increase) in accounts receivable	10,791	(11,349)
Decrease in prepaid and other assets	5,047	129,022
Increase (decrease) in accounts payable and accrued liabilities	6,484	(31,458)
Increase in accrued interest	81,567	-
Net cash (used) by operating activities	(518,949)	(1,120,243)

Cash flows from investing activities:
Purchase of fixed assets	(3,745)	(4,494)
Net cash (used) by investing activities	(3,745)	(4,494)

Cash flows from financing activities:
Proceeds from convertible notes payable	306,767	60,000
Proceeds from notes payable	28,658	470,000
Net cash provided by financing activities	335,425	530,000

Net decrease in cash	(126,169)	(594,737)
Cash – beginning	132,291	727,029
Cash – ending	$6,122	$132,291

Supplemental disclosures:
Interest paid	$60,218	$12,245
Income taxes paid	$-	$-

Supplemental non-cash transactions:
Warrants issued for financing	$11,250	$11,250

The accompanying notes are an integral part of these financial statements.

Y Dissolution, Inc.

Notes to the Financial Statements

Note 1 - Nature of Business and Significant Accounting Policies

Nature of Business

Y Dissolution, Inc. (the “Company”) was originally formed as a corporation on January 29, 2010 under the laws of the State of Delaware. On January 6, 2014, the Company sold substantially all of its assets to Spindle, Inc. and ceased normal operations. The Company initially formed the business of providing mobile marketing services for consumers and merchants. The Company markets its platform throughout the United States.

Concentration of Credit Risk

The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution may from time to time exceed the federally-insured limit.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less when purchased to be cash equivalents. Balances on deposits are insured by the Federal Deposit Insurance Corporation (FDIC) up to specified limits. Balances in excess of FDIC limits are not insured.

Revenue Recognition

Revenue is derived on a percentage of customer sales, fixed monthly fee, or a combination of both. Revenue is recognized in accordance with Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements,” as revised by SAB No. 104. As such, the Company recognizes revenue when persuasive evidence of an arrangement exists, title transfer has occurred, the price is fixed or readily determinable, and collectability is probable. Sales are recorded net of sales discounts.

Accounts Receivable

Accounts receivable are uncollateralized customer obligations and are stated at the invoice amount, generally due within thirty days. Account balances with invoices over sixty days past due date are considered delinquent. Payments on accounts receivable are applied to the specific invoices identified on the customer’s remittance advice or, if unspecified, to the earliest unpaid invoice.

The carrying amount of accounts receivable is reduced by a valuation allowance that reflects management’s best estimate of amounts that will not be collected. The allowance for doubtful accounts is based on management’s assessment of the collectability of specific customer accounts and the aging of the accounts receivable. If there is a deterioration of a major customer’s credit worthiness or actual defaults are higher than the historical experience, management’s estimates of the recoverability of amounts due to the Company could be adversely affected.

Property and equipment are stated at cost.  Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs that do not improve or extend the lives of the respective assets are expensed. At the time property and equipment are retired or otherwise disposed of, the

Y Dissolution, Inc.

Notes to the Financial Statements

Note 1 - Nature of Business and Significant Accounting Policies, continued

Property and Equipment

Asset and related accumulated depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to income. Depreciation is computed on the straight-line method for financial reporting based upon the following estimated useful lives:

Computer hardware

3 years

Stock Based Compensation

The Company accounts for stock-based payments to employees in accordance with ASC 718, “Stock Compensation” (“ASC 718”).  Stock-based payments to employees include grants of stock, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

The Company accounts for stock-based payments to non-employees in accordance with ASC 505-50, “Equity-Based Payments to Non- Employees.”  Stock-based payments to non-employees include grants of stock, grants of stock options and issuances of warrants that are recognized in the consolidated statement of operations based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date.

The Company calculates the fair value of option grants and warrant issuances utilizing the Black-Scholes Model. The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest. ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  The term “forfeitures” is distinct from “cancellations” or “expirations” and represents only the unvested portion of the surrendered stock option or warrant.  The Company estimates forfeiture rates for all unvested awards when calculating the expense for the period. In estimating the forfeiture rate, the Company monitors both stock option and warrant exercises as well as employee termination patterns.   The  resulting stock-based compensation expense for  both employee and non-employee awards is generally recognized on a straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period.

Y Dissolution, Inc.

Notes to the Financial Statements

Note 1 - Nature of Business and Significant Accounting Policies, continued

Convertible Notes Payable

If the conversion features of conventional convertible debt provides for a rate of conversion that is below market value at issuance, this feature is characterized as a beneficial conversion feature (“BCF”).  A BCF is recorded by the Company as a debt discount pursuant to ASC Topic 470-20 “ Debt with Conversion and Other Options .”  In those circumstances, the convertible debt is recorded net of the discount related to the BCF, and the Company amortizes the discount to interest expense or equity (if the debt is due to a related party), over the life of the debt using the effective interest method.

Income Taxes

The Company accounts for its income taxes under the provisions of ASC Topic 740, “Income Taxes.” The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

Recent Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change.

Note 2 - Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. Since its inception, the Company has incurred accumulated net losses of ($2,580,364) as of December 31, 2013. The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock or through debt financing and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

Note 3 - Property and Equipment

The following is a summary of property and equipment:

	December 31,
	2013	2012
Computer equipment	$12,283	$8,538
Less: Accumulated depreciation	3,784	1,652
Total	$8,499	$6,886

Depreciation expense for the years ended December 31, 2013 and 2012 totaled $2,132 and $1,652, respectively.

Y Dissolution, Inc.

Notes to the Financial Statements

Note 4 - Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The effective tax rate on the net loss before income taxes differs from the U.S. statutory rate as follows:

	December 31,
	2013	2012
U.S. statutory rate	35%	35%
Less valuation allowance	(35%)	(35%)
Effective tax rate	-%	-%

The significant components of deferred tax assets and liabilities are as follows:

	December 31,
	2013	2012
Deferred tax assets:
Net operating loss carry forwards	$218,740	$650,025
Equity based compensation	-	34,363
Deferred tax liability:
Other reconciling items	(1,310)	(571)
Net deferred tax assets	217,430	683,817
Less valuation allowances	(217,430)	(683,817)
Net valuation allowance	$-	$-

The Company adopted the provisions of ASC 740-10-50, “Accounting for Uncertainty in Income Taxes”. The Company had no material unrecognized income tax assets or liabilities for the year ended December 31, 2013 and 2012.

The Company’s policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the years ended December 31, 2013 and 2012 there were no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction and various state jurisdictions. The Company is no longer subject to U.S. federal income tax examinations by tax authorities for years beginning on or after October 1, 2008 or California state income tax examination by tax authorities for years beginning on or after October 1, 2007. We are not currently involved in any income tax examinations.

Y Dissolution, Inc.

Notes to the Financial Statements

Note 5 - Note Payable

On May 11, 2012, the Company entered into a line of credit agreement in the amount of $300,000, bearing interest at a rate of 10% per annum and maturing on December 31, 2012. In December 2012, the Company entered into an amended agreement whereby the line of credit agreement was replaced with a fixed promissory note collateralized by all the assets of the Company. Further, the amendment extended maturity to December 31, 2013. As of December 31, 2013 and 2012, the principal balance owed totaled $498,658 and $470,000, respectively.

Note 6 - Convertible Notes Payable

During the years ended December 31, 2013 and 2012, the Company received $306,767 and $60,000, respectively in consideration for issuing various convertible promissory. The notes bear interest at a rate of 10% per annum.  A series of convertible notes are expected to be issued to different lenders through December 31, 2013, all having like terms, in the aggregate principal amount of up to $820,000. Under the original terms of the notes, principal and accrued interest are due and payable on December 31, 2013. Outstanding principal and accrued interest are convertible into the Company’s preferred stock shares according to the following schedule:

•

1.5x if a Qualified Preferred Stock Financing Closing or Sale Transaction Closing occurs on or prior to March 31, 2013

•

2.0x if a Qualified Preferred Stock Financing Closing or Sale Transaction Closing occurs after March 31, 2013, but on or prior to June 30, 2013

•

3.0x if a Qualified Preferred Stock Financing Closing or Sale Transaction Closing occurs after June 30, 2013

Qualified Preferred Stock Financing is defined as the Company’s next equity financing in which it issues shares of preferred stock with aggregate proceeds of at least $750,000.  Sale Transaction is defined as a sale, transfer, exclusive license or other disposition of all or substantially all of the Company’s assets or a merger, consolidation or other acquisition transaction by which the holders of the Company’s capital stock immediately prior to the transaction no longer hold a majority of the voting stock of the Company or the surviving or acquiring entity after the transaction.

Note 7 - Fair Value

The Company’s financial instruments at December 31, 2012 consist principally of notes payable and convertible debentures. Notes payable and convertible debentures are financial liabilities with carrying values that approximate fair value. The Company determines the fair value of notes payable and convertible debentures based on the effective yields of similar obligations.

The Company believes all of the financial instruments’ recorded values approximate fair market value because of their nature and respective durations.

The Company complies with the provisions of ASC No. 820-10 (“ASC 820-10”), “Fair Value Measurements and Disclosures.” ASC 820-10 relates to financial assets and financial liabilities. ASC 820-10 defines fair value, establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (GAAP), and expands disclosures about fair value measurements. The provisions of this standard apply to other accounting pronouncements that require or permit fair value measurements and are to be applied prospectively with limited exceptions.

Y Dissolution, Inc.

Notes to the Financial Statements

ASC 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820-10 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions, about market participant assumptions, which are developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC 820-10 are described below:

▪

Level 1. Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access.

▪

Level 2. Valuations based on quoted prices for similar assets or liabilities, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

▪

Level 3. Valuations based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The Company utilizes the best available information in measuring fair value. The following table summarizes, by level within the fair value hierarchy, the financial assets and liabilities recorded at fair value on a recurring basis as follows:

	Fair Value Measurements
December 31, 2012:	Level 1	Level 2	Level 3	Total
Liabilities
Note payable	$-	$470,000	$-	$470,000
Convertible notes payable	-	60,000	-	60,000
Total	$-	$530,000	$-	$530,000

Note 9 - Stockholders’ (Deficit)

The Company is authorized to issue up to 40,000,000 shares of $0.0001 par value common stock and 10,500,000 shares of $0.0001 par value preferred stock. In July of 2011, the Company amended its preferred shares a designation of Series “A” All presentation of preferred stock contained herein has been retroactively presented to reflect the designations and amendments.

Series “A” convertible preferred stock

Holders of series “A”: convertible stock shall not have the right to vote on matters that come before the shareholders. Series “A” convertible preferred stock may be converted, the number of shares into which one share of Series “A” Preferred Stock shall be convertible into common stock at a rate equal to the original issue price.  Series “A” convertible stock shall rank senior to common stock in the event of liquidation. Holders’ of Series “A” convertible stock shall not be entitled to a mandatory monthly dividend. Series “A” convertible stock shall have a redemptions price equal to $0.2145 per share, subject to adjustments resulting from stock splits, recapitalization, or share combination.

Y Dissolution, Inc.

Notes to the Financial Statements

Note 10 - Subsequent Events

On January 3, 2014, Spindle, Inc. (“Spindle”) completed its acquisition of substantially all of the assets (the “Assets”) of the Company, used in connection with the business of providing retail coupons through a mobile application pursuant to an Asset Purchase Agreement, dated December 10, 2013, by and between the Company and Spindle (the “Agreement”) in exchange for $500,000 and the Closing Share Consideration (defined below).  As consideration for the acquisition of assets and assumption of liabilities, the shareholders’ of Yowza received an aggregate of 1,642,000 shares of common stock of Spindle (the “Closing Share Consideration”), of which 197,052 shares are being held in escrow for a period of one year from the closing date of the acquisition for the purposes of satisfying any indemnification claims.